Exhibit 99.1

Bruker Corporation Reports First Quarter 2012 Financial Results

BILLERICA, Mass., May 1, 2012 (BUSINESS WIRE) — Bruker Corporation (NASDAQ: BRKR) today reported financial results for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights

•                  Revenue increased 13.6% year-over-year to $405.6 million, or by 13.7% organically

•                  GAAP operating income increased 33.9% year-over-year to $34.4 million

•                  Adjusted operating income increased 21.8% year-over-year to $43.6 million

•                  GAAP net income increased 33.6% year-over-year to $15.1 million

•                  BSI segment adjusted EPS was $0.15, beating guidance and consensus

Financial Results

In the first quarter of 2012, GAAP revenue was $405.6 million, an increase of 13.6% compared to revenue of $357.0 million in the first quarter of 2011.  Excluding the effects of foreign currency translation, first quarter revenue increased by 15.0% year-over-year, and organic growth was 13.7%.  GAAP operating income in the first quarter of 2012 was $34.4 million, compared to $25.7 million in the first quarter of 2011, an increase of 33.9%.  Adjusted operating income in the first quarter of 2012 was $43.6 million, compared to $35.8 million in the first quarter of 2011, an increase of 21.8%.

GAAP net income in the first quarter of 2012 was $15.1 million, or $0.09 per diluted share, compared to GAAP net income of $11.3 million, or $0.07 per diluted share, in the first quarter of 2011, an increase in net income of 33.6%.  Adjusted net income in the first quarter of 2012 was $23.8 million, or $0.14 per diluted share, compared to adjusted net income of $21.3 million, or $0.13 per diluted share, in the first quarter of 2011, an increase in adjusted net income of 11.7%.

For the first quarter of 2012, Bruker’s cash flow provided by operations was $4.8 million, compared to cash used in operations of ($29.4) million in the first quarter of 2011.  As of March 31, 2012, Bruker had cash, cash equivalents and restricted cash of $233.1 million, and net debt of $86.5 million.

Bruker Scientific Instruments (BSI) Segment

In the first quarter of 2012, BSI revenue was $378.1 million, an increase of 12.6% compared to revenue of $335.8 million in the first quarter of 2011.  Excluding the effects of foreign currency translation, BSI revenue in the first quarter increased by 13.7% year-over-year, and organic growth was 12.4%.  Adjusted operating income for BSI increased by 15.9% in the first quarter of 2012 to $43.7 million, compared to $37.7 million in the first quarter of 2011.  Adjusted EPS for the BSI segment in the first quarter of 2012 was $0.15 per diluted share, compared to $0.15 per diluted share in the first quarter of 2011.

Bruker Energy & Supercon Technologies (BEST) Segment

In the first quarter of 2012, BEST revenue was $30.0 million, an increase of 25.0% compared to revenue of $24.0 million in the first quarter of 2011.  Excluding the effects of foreign currency translation, BEST revenue in the first quarter increased organically by 30.4% year-over-year.  In the first quarter of 2012, BEST had adjusted operating income of $0.3 million, compared to an adjusted operating loss of ($0.6) million in the first quarter of 2011.  Adjusted net loss per diluted share for the BEST segment in the first quarter of 2012 was ($0.01), compared to ($0.01) in the first quarter of 2011.

Comment and Outlook

Frank Laukien, Bruker’s President and CEO, commented: “We are pleased with our first quarter 2012 results, as we delivered 13.7% organic revenue growth, along with double-digit growth in operating income and net income year-over-year.  Our backlog continued to grow even further due to excellent first quarter 2012 orders.  The tone in many of our end markets has improved since the fourth quarter of 2011, and our focus on new products and innovative solutions for major secular trends in the life and materials sciences and related industries is resulting in excellent, profitable organic growth.”

Dr. Laukien continued: “We also continue to expand our addressable markets with new products and applications, along with new product line acquisitions.  During the first quarter we purchased SkyScan B.V. which develops, manufactures and distributes advanced, high-resolution micro computed tomography (CT) systems for three-dimensional (3D) X-ray imaging.  These products fit nicely into our global materials research and preclinical imaging channels, and complement our other X-ray analysis and preclinical MRI products.”

Tom Rosa, the Chief Financial Officer of BEST, added: “Despite excellent progress by BEST in the last three years, in March 2012 we withdrew our S-1 for BEST because of current equity market conditions in our industry sectors, and in order to save on legal, accounting, and other costs associated with keeping the S-1 filing current.  Moreover, Bruker Corporation has internally funded much of the major BEST capacity expansion for metallic superconductors, as well as important new product development programs for crystal growth magnets (CGM), inductive superconducting fault current limiters (iSFCL), and next-generation high-temperature superconductor (HTS) scale-up.”

Mr. Rosa added: “As a result of the S-1 withdrawal, we can now provide BEST segment guidance: for the year 2012, BEST expects organic revenue growth of 15%, near break-even adjusted operating income, and an adjusted loss per share of ($0.04).  We are committed to the success of BEST, as it continues to execute on its rapid growth and emerging profitability strategy.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, and adjusted net income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 12 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Tuesday, May 1, 2012.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 78974051.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2011, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2012	2011

Revenues	$405.6	$357.0
Cost of revenues	215.2	195.2

Gross profit	190.4	161.8

Operating Expenses:
Selling, general and administrative	104.4	89.3
Research and development	48.2	44.7
Other charges, net	3.4	2.1
Total operating expenses	156.0	136.1

Operating income	34.4	25.7

Interest and other income (expense), net	(7.5)	(5.0)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	26.9	20.7
Income tax provision	11.8	9.0

Consolidated net income	15.1	11.7
Net income attributable to noncontrolling interests in consolidated subsidiaries	—	0.4
Net income attributable to Bruker Corporation	$15.1	$11.3

Net income per common share attributable to Bruker Corporation shareholders:
Basic and diluted	$0.09	$0.07

Weighted average common shares outstanding:
Basic	165.7	165.1
Diluted	166.9	166.7

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three months ended March 31, 2012 and 2011 (unaudited) (a) (b)

Segment Data

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation

Three Months Ended March 31, 2012:
Revenue	$378.1	$30.0	$(2.5)	$405.6

Gross profit - GAAP (a)	$184.4	$6.5	$(0.5)	$190.4
Cost of revenues charges (c)	0.7	—	—	0.7
Amortization of acquisition-related intangible assets (d)	4.2	0.1	—	4.3
Gross profit - adjusted (b)	$189.3	$6.6	$(0.5)	$195.4
Gross profit margin - adjusted (b)	50.1%	22.0%		48.2%

Operating income (loss) - GAAP (a)	$35.1	$(0.3)	$(0.4)	$34.4
Cost of revenues charges (c)	0.7	—	—	0.7
Amortization of acquisition-related intangible assets (d)	5.0	0.1	—	5.1
Other charges (e)	2.9	0.5	—	3.4
Operating income (loss) - adjusted (b)	$43.7	$0.3	$(0.4)	$43.6
Operating margin - adjusted (b)	11.6%	1.0%		10.7%

Net income (loss) attributable to Bruker Corporation - GAAP (a)	$17.1	$(1.7)	$(0.3)	$15.1
Cost of revenues charges (c)	0.5	—	—	0.5
Amortization of acquisition-related intangible assets (d)	4.8	0.1	—	4.9
Other charges (e)	2.8	0.5	—	3.3
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$25.2	$(1.1)	$(0.3)	$23.8

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.10	$(0.01)	$—	$0.09
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.02	—	—	0.02
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.15	$(0.01)	$—	$0.14

Weighted average shares outstanding:	166.9	165.7	165.7	166.9

Three Months Ended March 31, 2011:

Revenue	$335.8	$24.0	$(2.8)	$357.0

Gross profit - GAAP (a)	$158.3	$4.8	$(1.3)	$161.8
Cost of revenues charges (c)	4.1	—	—	4.1
Amortization of acquisition-related intangible assets (d)	3.2	0.1	—	3.3
Gross profit - adjusted (b)	$165.6	$4.9	$(1.3)	$169.2
Gross profit margin - adjusted (b)	49.3%	20.4%		47.4%

Operating income (loss) - GAAP (a)	$27.7	$(0.7)	$(1.3)	$25.7
Cost of revenues charges (c)	4.1	—	—	4.1
Amortization of acquisition-related intangible assets (d)	3.8	0.1	—	3.9
Other charges (e)	2.1	—	—	2.1
Operating income (loss) - adjusted (b)	$37.7	$(0.6)	$(1.3)	$35.8
Operating margin - adjusted (b)	11.2%	(2.5)%		10.0%

Net income (loss) attributable to Bruker Corporation - GAAP (a)	$14.1	$(1.8)	$(1.0)	$11.3
Cost of revenues charges (c)	4.1	—	—	4.1
Amortization of acquisition-related intangible assets (d)	3.6	0.1	—	3.7
Other charges (e)	2.2	—	—	2.2
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$24.0	$(1.7)	$(1.0)	$21.3

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.09	$(0.01)	$(0.01)	$0.07
Cost of revenues charges (c)	0.03	—	—	0.03
Amortization of acquisition-related intangible assets (d)	0.02	—	—	0.02
Other charges (e)	0.01	—	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.15	$(0.01)	$(0.01)	$0.13

Weighted average shares outstanding:	166.7	165.1	165.1	166.7

(a)          “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items.

(c)         Reported results in the three month periods ended March 31, 2012 and 2011 include charges for the sale of inventories revalued at the date of acquisition as well as charges to cost of goods sold related to certain restructuring programs.

(d)         Reported results in the three month periods ended March 31, 2012 and 2011 include non-cash charges for the amortization of acquisition-related intangible assets.

(e)          Reported results in the three month periods ended March 31, 2012 and 2011 include certain fees associated with legal compliance and examinations, acquisition-related costs and other costs associated with the restructuring and relocation of certain operations.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded.

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2012	2011

ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$233.1	$248.2
Accounts receivable, net	261.8	282.8
Inventories	648.0	576.2
Other current assets	102.5	86.9
Total current assets	1,245.4	1,194.1

Property, plant and equipment, net	261.8	249.0
Intangible and other long-term assets	290.1	267.4

Total assets	$1,797.3	$1,710.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$76.3	$83.7
Accounts payable	87.0	72.3
Customer advances	300.2	268.6
Other current liabilities	308.0	331.2
Total current liabilities	771.5	755.8

Long-term debt	243.3	219.4
Other long-term liabilities	120.4	110.4

Total shareholders’ equity	662.1	624.9

Total liabilities and shareholders’ equity	$1,797.3	$1,710.5

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com